UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2011
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050 Houston, Texas 77042 (Address of principal executive offices, including ZIP code)
(713) 499-6200 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Sandbrook Appointment and Agreements

As previously announced, on August 22, 2011 the Board of Directors of U.S. Concrete, Inc. (the “Company”): (a) accepted the resignation of Michael W. Harlan as the Company’s President and Chief Executive Officer and as a Director; (b) appointed William J. Sandbrook as the Company’s President and Chief Executive Officer; and (c) appointed Mr. Sandbrook as a Director to fill the vacancy following the resignation of Mr. Harlan. The Company also granted shares of the Company’s common stock and restricted stock to Mr. Sandbrook, consistent with the terms announced on July 26, 2011.

Mr. Sandbrook, 54, has served as the Chief Executive Officer of Oldcastle Products and Distribution since 2008, where he is responsible for three product groups: BuildingEnvelope, Building Products and Distribution. From 2006 through 2008, he was Chief Executive Officer of Oldcastle Architectural, and from 2003 through 2006, he served as President of Oldcastle Materials’ West Division. Mr. Sandbrook was Chief Executive Officer of Tilcon New York (“Tilcon”) from 1995 to 2003, and Vice President of Tilcon from 1992 through 1995. Tilcon was acquired by Oldcastle Materials in 1996.

Mr. Sandbrook attended the U.S. Military Academy at West Point and subsequently served in the Army for thirteen years. He has an MBA from Wharton, a Master of Science in Systems Engineering from the University of Pennsylvania, a Master’s in Public Policy from the Naval War College and a Master of Arts in International Relations from Salve Regina University. Based on Mr. Sandbrook’s substantial experience as a chief executive officer in the building materials sector, the Company’s Board of Directors concluded that he is well qualified to serve as one of the Company’s directors.

On August 22, 2011, the Company and Mr. Sandbrook entered into an Executive Severance Agreement which provides that if Mr. Sandbrook’s employment is terminated without “cause” by the Company or by Mr. Sandbrook for “good cause” prior to a “change in control,” he would be entitled to the following severance payments and benefits:

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a lump-sum payment in cash equal to his monthly base salary in effect on the date of termination multiplied by 24, in addition to any accrued but unpaid monthly base salary for any partial month in which the termination occurs;

●
a lump-sum payment in cash equal to the amount of (1) his target annual bonus in respect of the bonus year in which the termination occurs, prorated based on the number of days in the bonus year that have elapsed prior to his termination, and (2) the value of unused vacation days earned in the year prior to the year in which the termination occurs, plus the value of any unused vacation days earned in the year in which the termination occurs;

●
payment by us of all applicable medical continuation premiums for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), for the benefit of Mr. Sandbrook (and his covered dependents as of the date of his termination, if any) under his then-current plan election for 18 months after his termination; and

●
all outstanding and previously unvested stock options, restricted stock awards, restricted stock units and similar awards granted to Mr. Sandbrook prior to the date of termination (the “Unvested Awards”) that would otherwise have vested during the six-month period following the date of termination (assuming for such purpose such termination had not occurred) will become vested and exercisable (as applicable) immediately as of such termination, and any vested stock options then held by Mr. Sandbrook will remain exercisable until the earlier of (1) the expiration of the twelve-month period following his termination, and (2) the expiration date of the original term of the applicable stock option.

In the event that Mr. Sandbrook’s employment is terminated by the Company without “cause” or by Mr. Sandbrook for “good cause” within one year following a “change in control”, Mr. Sandbrook would be entitled to the following severance payment benefits:

●
a lump sum payment in cash equal to (a) the sum of (1) his monthly base salary in effect on the termination date multiplied by 12, and (2) the amount of his full target bonus in respect of the bonus year in which the termination occurs, multiplied by (b) 2.5;

●
a lump-sum payment in cash equal to the value of his accrued but unpaid salary through the date of such termination, plus his unused vacation days earned for the year prior to the year in which the termination occurs and his unused vacation days earned for the year in which the termination occurs;

●
payment by the Company of all applicable medical continuation premiums for continuation coverage under COBRA for the benefit of Mr. Sandbrook (and his covered dependents as of the date of his termination, if any) under his then-current plan election for 18 months after termination; and

●	all Unvested Awards shall become fully vested.

In the event of Mr. Sandbrook's termination by reason of his death or long-term/permanent disability, he or his heirs would be entitled to substantially the same benefits as outlined above for a termination by the Company without “cause” or by Mr. Sandbrook for “good cause” in the absence of a “change in control,” except that any Unvested Awards would not become vested, but instead would terminate immediately.

Under the Executive Severance Agreement, “cause” to terminate the Mr. Sandbrook’s employment means:

●	his gross negligence, willful misconduct or willful neglect in the performance of his material duties and services to the Company;

●	his final conviction of a felony by a trial court, or his entry of a plea of nolo contendere to a felony charge;

●
any criminal indictment relating to an event or occurrence for which he was directly responsible which, in the business judgment of a majority of our Board of Directors, exposes our company to ridicule, shame or business or financial risk; or

●	a material breach by the officer of any material provision of the Executive Severance Agreement.

Under the Executive Severance Agreement, “good cause” for Mr. Sandbrook to terminate his employment means:

●	a material diminution in his then current monthly base salary;

●	a material change in the location of his principal place of employment by the Company;

●	any material diminution in his current position or any title or position to which he has been promoted;

●
any material diminution of his authority, duties or responsibilities from those commensurate and consistent with the character, status and dignity appropriate to his current position or any title or position to which he has been promoted (provided, however, that if at any time he ceases to have such duties and responsibilities because the Company ceases to have any securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or cease to be required to file reports under Section 15(d) of the Securities Exchange Act of 1934, as amended, then his authority, duties and responsibilities will not be deemed to have been materially diminished solely due to the cessation of such publicly traded company duties and responsibilities); or

●	any material breach by the Company of any material provision of the Executive Severance Agreement, including any failure the Company to pay any amount due under the Executive Severance Agreement.

A “change in control” will be deemed to have occurred on the earliest of any of the following dates:

●
the date the Company merges or consolidates with any other person or entity, and the voting securities of the Company outstanding immediately prior to such merger or consolidation do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power of the voting securities of our company or such surviving entity outstanding immediately after such merger or consolidation;

●	the date the Company sells all or substantially all of our assets to any other person or entity;

●	the date the Company is dissolved;

●
the date any person or entity together with its affiliates becomes, directly or indirectly, the beneficial owner of voting securities representing more than 50% of the total voting power of all then outstanding voting securities of the Company; or

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the date the individuals who constituted the nonemployee members of our Board of Directors (the “Incumbent Board”) as of August 22, 2011 cease for any reason to constitute at least a majority of the nonemployee members of our Board of Directors, provided that, any person becoming a director whose election or nomination for election by our stockholders was approved by a vote of at least 80% of the directors comprising the Incumbent Board then still in office (or whose election or nomination was previously so approved) will be considered as though such person were a member of the Incumbent Board;

provided, however, a “change in control” will not be deemed to have occurred in connection with any bankruptcy or insolvency of the Company, or any transaction in connection therewith.

The foregoing description of the Executive Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Severance Agreement for Mr. Sandbrook, which is attached as Exhibit 10.1 and is incorporated herein by reference.

In addition, on August 22, 2011, the Company and Mr. Sandbrook entered into the Company’s form of Indemnification Agreement, which provides indemnification for officers and directors for certain events or occurrences while the officer or director is or was serving at our request in such capacity.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement for Mr. Sandbrook, which is attached as Exhibit 10.2 and is incorporated herein by reference.

Board Compensation

On August 22, 2011, our Board of Directors approved: (a) an increase to the annual retainer we pay to the chairman of our compensation committee from $10,000 to $15,000, effective August 22, 2011; and (b) the payment of $12,500 to each of Messrs. Kurt Cellar, Michael Lundin and Colin M. Sutherland, to compensate those individuals for their service as members of the Chief Executive Officer search committee.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
Exhibit No.	Exhibit
10.1	Executive Severance Agreement, effective as of August 22, 2011 between the Company and William J. Sandbrook Press Release of U.S. Concrete, Inc. dated October 1, 2010.
10.2	Indemnification Agreement, effective as of August 22, 2011 between the Company and William J. Sandbrook

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: August 22, 2011	By: /s/ James C. Lewis
James C. Lewis
Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
10.1	Executive Severance Agreement, effective as of August 22, 2011 between the Company and William J. Sandbrook
10.2	Indemnification Agreement, effective as of August 22, 2011 between the Company and William J. Sandbrook